SouthWest Water Company Declares Cash Dividends

LOS ANGELES, March 12, 2010 – SouthWest Water Company (Nasdaq:SWWC) today announced that its board of directors has declared quarterly cash dividends of $0.05 per share of common stock and $0.65625 per share of Series A preferred stock. The dividends are payable on March 31, 2010 to stockholders of record as of March 22, 2010.

SouthWest Water Company provides a broad range of operations, maintenance and management services, including water production, treatment and distribution; wastewater collection and treatment; customer service; and utility infrastructure construction management. The company owns regulated public utilities and also serves cities, utility districts and private companies under contract. More than a million people in 9 states depend on SouthWest Water for high-quality, reliable service. Additional information may be found on the company’s Web site: www.swwc.com.

For Further Information:

CONTACT: DeLise Keim

                VP Corporate Communications

               213.929.1846

SouthWest Water Company

624 S. Grand Ave., Suite 2900

Los Angeles, CA 90017

www.swwc.com

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